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                                                                    EXHIBIT 10.3

         This LOAN AND SECURITY AGREEMENT (this "Agreement") dated December ___, 2001 between SILICON VALLEY BANK ("Bank") and Lantronix, Inc., UNITED STATES SOFTWARE CORPORATION, LIGHTWAVE COMMUNICATION, INC. and SYNERGETIC MICRO SYSTEMS, INC. (jointly and severally referred to herein as the "Borrower"), provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.       ACCOUNTING AND OTHER TERMS
         --------------------------

         Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13.

2.       LOAN AND TERMS OF PAYMENT
         -------------------------

2.1      Credit Extensions. Borrower will pay Bank the unpaid principal amount
         -----------------
of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1    Revolving Advances.
         ------------------

         (a) Bank will make Advances not exceeding (i) the Committed Revolving Line, minus (ii) all amounts for services utilized under the Cash Management Services Sublimit, minus (iii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus (iv) the FX Reserve. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

         (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

         (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

2.1.2    Letters of Credit. Bank will issue or have issued letters of credit for
         -----------------
Borrower's account (individually referred as a "Letter of Credit" and collectively referred to herein as the "Letters of Credit") not exceeding (i) the Committed Revolving Line, minus (ii) the outstanding principal

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balance of the Advances, minus (iii) the Cash Management Sublimit, and minus
(iv) the FX Reserve; provided, however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed $1,000,000, on a joint basis for all Borrowers. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, but Borrower's reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

2.1.3    Foreign Exchange Sublimit. If there is availability under the Committed
         -------------------------
Revolving Line for new Advances, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). Bank will subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit which is a maximum of $500,000, on a joint basis for all Borrowers (the "FX Reserve"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve and a proposed new FX Forward Contract may be entered into only if the amount of the increase in the FX Reserve relating thereto would otherwise be available for the making of an Advance in such amount. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

2.1.4    Cash Management Sublimit. Borrower may use up to $1,000,000 on a joint
         ------------------------
basis for all Borrowers (the "Cash Management Services Sublimit") for Bank's cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the "Cash Management Services"). The aggregate amounts utilized under the Cash Management Services Sublimit will at all times reduce the amount otherwise available to be borrowed under the Committed Revolving Line and new Cash Management Services may be extended only if the amount of such proposed new extension of such services would otherwise be available for the making of an Advance in such amount. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Committed Revolving Line and will accrue interest at the rate for Advances

2.2      Overadvances. If Borrower's Obligations under Section 2.1.1, 2.1.2,
         ------------
2.1.3 or 2.1.4 exceed the applicable limitations set forth therein, Borrower must immediately pay any such excess in cash to Bank.

2.3      Interest Rate; Payments.
         -----------------------

         (a) Interest Rate. At Borrower's option, and all as more fully set forth in the Interest Rate Supplement, Advances accrue interest on the outstanding principal balance at a per annum rate equal to either (i) the Prime Rate or (ii) the LIBOR Rate plus 200 basis points. Any prepayment of Advances that is requested at the LIBOR Rate must include the applicable Prepayment Fee. After an Event of Default, Obligations accrue interest at 5 percent above the

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rate effective immediately before the Event of Default. If the applicable interest rate is the Prime Rate, the interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed. Further, reference is made to the Interest Rate Supplement, which is attached hereto as Exhibit A-1, and the terms and provisions thereof are hereby incorporated herein by this reference, as if such terms and provisions were fully set forth herein.

         (b) Payments. Interest is payable no later than the twenty-second (22/nd/) day of each month. Bank may debit any of Borrower's deposit accounts including Account Number _______________ for principal and interest payments or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not set-offs. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4      Fees.  Borrower will pay to Bank:
         ----

         (a) Facility Fee. A fully earned, non-refundable facility fee of $50,000 due on the Closing Date; and

         (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses) incurred through and after the Closing Date when due, provided it is understood that the attorneys' fees and expenses incurred in connection with the negotiation and documentation of the Loan Documents will not exceed $16,000.

         (c) Unused Line Fee. Borrower shall pay Bank the "Unused Line Fee", in addition to all interest and other fees payable hereunder. The "Unused Line Fee" shall be .125% per annum multiplied by an amount equal to Committed Revolving Line minus the average daily balance of the outstanding Advances, and shall be computed and paid quarterly, in arrears, on the last day of March, June, September and December, commencing on December 31, 2001 during the term of this Agreement.

3.       CONDITIONS OF LOANS
         -------------------

3.1      Conditions Precedent to Initial Credit Extension. Bank's obligation to
         ------------------------------------------------
make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires, including, without limitation, the following:

         (a)      this Agreement;

         (b)      the Guaranty;

         (c) Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement and the Guaranty;

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         (d)      Legal opinion of counsel to Borrower, in form acceptable to the Bank;

         (e)      financing statements (Forms UCC-1);

         (f)      insurance certificate;

         (g)      payment of the fees and Bank Expenses then due;

         (h) Certificate(s) of good standing regarding Borrower in applicable jurisdictions; and

         (i) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2      Conditions Precedent to all Credit Extensions. Bank's obligations to
         ---------------------------------------------
make each Credit Extension, including the initial Credit Extension, is subject to the following:

         (a)  timely receipt of any Payment/Advance Form; and

         (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true.


4.       CREATION OF SECURITY INTEREST
         -----------------------------

4.1      Grant of Security Interest. Borrower grants Bank a continuing security
         --------------------------
interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. If the Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.


5.       REPRESENTATIONS AND WARRANTIES
         ------------------------------

         Borrower represents and warrants as follows:

5.1      Due Organization and Authorization. Borrower and each Subsidiary is
         ----------------------------------
duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

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         The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formations documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2      Collateral. Borrower has good title to the Collateral, free of Liens
         ----------
except Permitted Liens. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

5.3      Litigation. Except as shown in the Schedule, there are no actions or
         ----------
proceedings pending or, to Borrower's knowledge, to the knowledge of Borrower's Responsible Officers and legal counsel, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4      No Material Adverse Change in Financial Statements. All consolidated
         --------------------------------------------------
financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5      Solvency. The fair salable value of Borrower's assets (including
         --------
goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6      Regulatory Compliance. Borrower is not an "investment company" or a
         ---------------------
company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that

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are necessary to continue its business as currently conducted except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7  Subsidiaries. Borrower does not own any stock, partnership interest or
     ------------
other equity securities except for Permitted Investments.

5.8  Full Disclosure. No written representation, warranty or other written
     ---------------
statement of Borrower in any certificate or written statement given to Bank taken together with all such certificates and written statements given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

6.   AFFIRMATIVE COVENANTS
     ---------------------

     Borrower will do all of the following:

6.1  Government Compliance. Borrower will maintain its and all Subsidiaries'
     ---------------------
corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

6.2  Financial Statements, Reports, Certificates.
     -------------------------------------------

     (a) Borrower will deliver to Bank: (i) within 5 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports and all related financial statements on each of Forms 10-K and 10-Q filed with the Securities and Exchange Commission regarding Lantronix, Inc. together with, if not already included in the foregoing, consolidating and consolidated financial statements;
(ii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (iii) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property; and (iv) budgets, sales projections, operating plans or other financial information Bank requests.

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     (b) At all times that any Advances are outstanding, Lantronix, Inc. will deliver to Bank a monthly Compliance Certificate signed by a Responsible Officer, within 30 days of each month end, and such Certificate shall also be delivered to the Bank immediately prior to the time that any new Advances are being requested when none are then outstanding.

     (c) Bank has the right to audit Borrower's Accounts at Borrower's expense, but such audits at Borrower's expense will be conducted no more often than once every 12 months, unless an Event of Default has occurred and is continuing. Audits may otherwise be conducted at the Bank's expense at reasonable intervals.

6.3  Inventory; Returns. Borrower will keep all Inventory in good and marketable
     ------------------
condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than $100,000. Stock rotations that are in the ordinary course of business and are in accordance with a contractual obligation shall be excluded from this requirement.

6.4  Taxes. Borrower will make, and cause each Subsidiary to make, timely
     -----
payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5  Insurance. Borrower will keep its business and the Collateral insured for
     ---------
risks and in amounts, as Bank requests. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies will have a lender's loss payable endorsement showing Bank as a loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

6.6  Minimum Bank Deposits. Borrower will maintain in its bank or investment
     ---------------------
accounts at Bank or held through Bank minimum unrestricted cash deposits equal to the lesser of: (A) $7,000,000 or (B) 30% of the aggregate amount of all of its cash and cash equivalents, on a consolidated basis for all Borrowers.

6.7  Financial Covenants.
     -------------------

     Lantronix, Inc. will maintain, on consolidated basis, as of the last day of each quarter:

          (A) Quick Ratio Adjusted. A ratio of Quick Assets to Current Liabilities minus deferred revenue of at least 1.75 to 1.0.

          (B) Net Income. Borrower will have a minimum net income (after taxes) plus non-cash charges of $1.00 for each fiscal quarter.

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6.8  Further Assurances. Borrower will execute any further instruments and take
     ------------------
further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7.   NEGATIVE COVENANTS
     ------------------

     Borrower will not do any of the following without the Bank's written consent, which will not be unreasonably withheld:

7.1  Dispositions. Convey, sell, lease, transfer or otherwise dispose of
     ------------
(collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than a Transfer (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

7.2  Changes in Business, Ownership, Management or Business Locations. Engage in
     ----------------------------------------------------------------
or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or have a material change in its ownership (other than the sale of Borrower's equity securities in a public offering or to venture capital investors identified to Bank) of greater than 25%. Borrower will not, without at least 30 days prior written notice to Bank, relocate its principal executive office or add any new offices or business locations.

7.3  Mergers or Acquisitions. Merge or consolidate, or permit any of its
     -----------------------
Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (i) such transactions do not in the aggregate result in a decrease of more than 25% of Tangible Net Worth and (ii) no Default or Event of Default has occurred and is continuing or would exist after giving effect to the transactions. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower as long as no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto.

7.4  Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or
     ------------
permit any Subsidiary to do so, other than Permitted Indebtedness; and the foregoing shall mean and include without limitation, that no Foreign Subsidiary shall incur additional Indebtedness other than as is now incurred and outstanding as of the date hereof.

7.5  Encumbrance. Create, incur, or allow any Lien on any of its property, or
     -----------
assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to Bank's first priority security interest in the Collateral granted herein, subject only to Permitted Liens. Borrower currently has approximately $2,000,000.00 in capital equipment lease facilities. Borrower shall be permitted to maintain an equivalent amount of such indebtedness, and shall be

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permitted to increase such indebtedness for capital acquisitions by up to 10%
per annum (compounded annually) without obtaining Bank's consent.

7.6  Investments; Distributions. (i) Directly or indirectly acquire or own any
     --------------------------
Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

7.7  Transactions with Affiliates. Directly or indirectly enter or permit any
     ----------------------------
material transaction with any Affiliate, except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.8  Subordinated Debt. Make or permit any payment on any Subordinated Debt,
     -----------------
except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

7.9  Compliance. Become an "investment company" or a company controlled by an
     ----------
"investment company" under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, each as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.   EVENTS OF DEFAULT
     -----------------

     Any one of the following is an event of default hereunder (referred to as an "Event of Default"):

8.1  Payment Default. Borrower fails to pay any of the Obligations within 5 days
     ----------------
after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.2  Covenant Default. If Borrower does not perform any obligation in Section 6
     ----------------
or violates any covenant in Section 7; or

     If Borrower does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under such other term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default relating thereto cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30

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days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3  Material Adverse Change. If there (i) occurs a material adverse change in
     -----------------------
the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral (any of the foregoing events or occurrences is referred to herein as a "Material Adverse Change");

8.4  Attachment. (i) Any material portion of Borrower's assets is attached,
     ----------
seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days; (ii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iii) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (iv) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5  Insolvency. (i) Borrower becomes insolvent; (ii) Borrower begins an
     ----------
Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6  Other Agreements. If there is a default in any agreement between Borrower
     -----------------
and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7  Judgments. If a money judgment or judgments in the aggregate of at least
     ---------
$100,000 is rendered against the Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

8.8  Misrepresentations. If Borrower or any Person acting for Borrower makes any
     ------------------
material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or

8.9  Guaranty. Any guaranty of any Obligations ceases for any reason to be in
     --------
full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.4, 8.5 or 8.7 occurs to any Guarantor.

9.   BANK'S RIGHTS AND REMEDIES
     --------------------------

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9.1  Rights and Remedies. When an Event of Default occurs and continues Bank
     -------------------
may, without notice or demand, do any or all of the following:

     (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

     (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

     (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

     (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

     (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

     (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

     (g)  Dispose of the Collateral according to the Code.

9.2  Power of Attorney. When an Event of Default occurs and continues, Borrower
     -----------------
irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates. `

9.3  Accounts Collection. When an Event of Default occurs and continues, Bank
     -------------------
may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4  Bank Expenses. If Borrower fails to pay any amount or furnish any required
     -------------
proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5  Bank's Liability for Collateral. If Bank complies with reasonable banking
     -------------------------------
practices and the applicable provisions of the Code, it is not liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6  Remedies Cumulative. Bank's rights and remedies under this Agreement, the
     -------------------
Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7  Demand Waiver. Borrower waives demand, notice of default or dishonor,
     -------------
notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

10.  NOTICES
     -------

     Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

     If to Borrower:   c/o Lantronix, Inc.

                      15353 Barranca Parkway
                      Irvine, California  92618
                      Attention: Kathy McDermott
                      Fax: 949-450-7216

     If to Bank:      Silicon Valley Bank
                      38 Technology Drive, Suite 150
                      Irvine, California  92618
                      Attn: Manager
                      Fax:  949-789-1930

     With a copy to:  Silicon Valley Bank
                      3003 Tasman Drive
                      Santa Clara, California  95054
                      Attn: General Counsel
                      Fax:  408-496-2419

11.  CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
     -------------------------------------------

     California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Orange County, California. BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.  GENERAL PROVISIONS
     ------------------

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the
     ----------------------
successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

12.2 Indemnification. Borrower will indemnify, defend and hold harmless Bank and
     ---------------
its officers, employees and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions as contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions as contemplated by the Loan Documents (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3 Time of Essence. Time is of the essence for the performance of all
     ---------------
Obligations in this Agreement.

12.4 Severability of Provision. Each provision of this Agreement is severable
     -------------------------
from every other provision in determining the enforceability of any provision.

12.5 Amendments in Writing, Integration. All amendments to this Agreement must
     ----------------------------------
be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.6 Counterparts. This Agreement may be executed in any number of counterparts
     ------------
and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

12.7 Survival. All covenants, representations and warranties made in this
     --------
Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8 Confidentiality. In handling any confidential information, Bank will
     ---------------
exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of any interest in the Loans; (iii) as required by law, regulation, subpoena, or other order (with the understanding that Bank will undertake reasonable efforts to provide notice to Borrower of any such requirement as may be appropriate under the then existing circumstances, although Bank shall acquire no liability if it fails to do so or if Borrower otherwise is unable to take actions to prevent disclosure under such circumstances), (iv) as required in connection with Bank's examination or audit; Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, if Bank does not know, or Bank is not in a position reasonably to know, that the third party is prohibited from disclosing the information.

12.9 Attorneys' Fees, Costs and Expenses. In any action or proceeding between
     -----------------------------------
Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.

13.  DEFINITIONS
     -----------

13.1 Definitions.
     -----------

     "Accounts" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

     "Advance" or "Advances" is a loan advance (or advances) under the Committed Revolving Line.

     "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

     "Bank Expenses" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

     "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

     "Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

     "Cash Management Services" shall have the meaning ascribed to such term in
Section 2.1.4 hereof.

     "Closing Date" is the date of this Agreement.

     "Code" is the California Uniform Commercial Code, as amended or modified from time to time.

     "Collateral" is the property described on Exhibit A.

     "Committed Revolving Line" is a Credit Extension of up to Twenty Million Dollars ($20,000,000) on a joint, and not several, basis for all Borrowers.

     "Compliance Certificate" shall mean that certain compliance certificate in the form of

Exhibit D attached hereto.

         "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "Copyrights" are all copyright rights, applications or registrations and like protections in each work of authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

         "Credit Extension" is each Advance, Letter of Credit, Exchange Contract and each other extension of credit by Bank for Borrower's benefit.

         "Current Liabilities" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year and shall also include all Obligations outstanding hereunder from time to time.

         "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

         "Equipment" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "Foreign Subsidiaries" shall mean all Subsidiaries of Borrower that are organized under the law of a jurisdiction outside of the United States of America.

         "FX Forward Contract" is defined in Section 2.1.3.

         "FX Reserve" is defined in Section 2.1.3.

         "GAAP" is generally accepted accounting principles, consistently applied.

         "Guarantor" is any present or future guarantor of the Obligations.

         "Guaranty" shall mean the cross corporate continuing guaranty by each Borrower relating to each other Borrower in form acceptable to the Bank.

         "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "Insolvency Proceeding" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "Intellectual Property" is:

         (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

         (b) Any trade secrets and any Intellectual Property Rights in computer software and computer software products now or later existing, created, acquired or held;

         (c) All design rights which may be available to Borrower now or later created, acquired or held;

         (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above; and

         (e) All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

         "Interest Rate Supplement" shall mean that certain LIBOR Supplement to Loan and Security Agreement dated as of the date hereof as attached hereto as Exhibit A-1.

         "Inventory" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

         "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "Letter of Credit" and "Letters of Credit" shall have the meaning ascribed to such terms in Section 2.1.2 hereof.

         "LIBOR Rate" shall have the meaning ascribed to such term as is set forth in the Interest Rate Supplement.

         "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "Loan Documents" are, collectively, this Agreement, the Interest Rate Supplement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

         "Mask Works" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

         "Material Adverse Change" has the meaning set forth in Section 8.3 hereof.

         "Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "Patents" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

         "Permitted Indebtedness" is:

         (a) Borrower's indebtedness to Bank under this Agreement or the Loan Documents;

         (b) Indebtedness existing on the Closing Date and shown on the Schedule;

         (c) Subordinated Debt;

         (d) Indebtedness to trade creditors incurred in the ordinary course of business

         (e) Indebtedness consisting of Contingent Obligations in aggregate amounts not the exceed the dollar amount limitations set forth in clause (g) of the definition of Permitted Investments, with the understanding that the aggregate amount of Contingent Indebtedness incurred pursuant hereto shall be counted in and limited by the aggregate amount of Permitted Investments as set forth in such clause (g) and thus no additional Contingent Indebtedness may be incurred unless a new Investment in the same amount would otherwise be permitted to be made and funded pursuant to the terms and conditions of such clause (g); provided that no such Indebtedness shall be permitted to be made or otherwise
--------
funded upon the occurrence and during the continuance of a Default or an Event of Default; and

         (f) Indebtedness secured by Permitted Liens.

         "Permitted Investments" are:

         (a) Investments shown on the Schedule and existing on the Closing Date;

         (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue and (iv) any Investments permitted by Borrower's investment policy, as amended from time to time, provided that such investment policy has been provided to the Bank and such Investment does not otherwise result in an Event of Default hereunder;

         (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

         (d) Investments consisting of travel advances and employee relocation loans made in the ordinary course of business;

         (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

         (f) Other Investments consisting of the transfer of funds and other transfers of consideration, whether as a loan, capital contribution or however else characterized, to Foreign Subsidiaries in an aggregate amount for all of the such transfers not to exceed the Excess Available Investment Amount (as defined in clause (g) below) up to $2,500,000, determined and viewed on a joint basis for all Borrowers with respect to each fiscal year of Lantronix, Inc., provided that no such Investment shall be permitted to be made or otherwise
--------
funded upon the occurrence and during the continuance of a Default or an Event of Default;

         (g) Other Investments consisting of loans or other Investments in entities that are not Affiliates in an amount per transaction not to exceed $2,500,000, and $10,000,000 in the aggregate in each fiscal year of the Borrower, with the understanding that the above amounts are to be determined on a joint basis for all Borrowers (such dollar amounts that are not being used for such Investments during any fiscal year of Lantronix, Inc. being referred to herein as the "Excess Available Investment Amount"); provided that the available
                                                     --------
amounts for Investments otherwise permitted by the terms and conditions of this clause (g) shall be reduced during any fiscal year by (i) the aggregate amount of Investments made in such fiscal year pursuant to clause (f) above and (ii) the aggregate amount of Indebtedness incurred under clause (e) of the definition of Permitted Indebtedness and outstanding from time to time; provided, further,
                                                             --------  -------
that only $2,500,000 of the above amount may be used for Investments in entities not organized or located in the United States of America; provided, further,
                                                          --------  -------
that the currently contemplated Investment in Xanboo in an aggregate amount of up to $4,000,000 shall be permitted and shall not be included in the foregoing dollar amount limitations, provided, further, no such Investment shall be
                           --------  -------
permitted to be made or otherwise funded upon the occurrence and during the continuance of a Default or an Event of Default.

         (h) Other Investments by one Borrower in another Borrower, as long as no Default or Event of Default is then existing upon the making of any such Investment or would arise thereupon.

         "Permitted Liens" are:

         (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

         (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over
                                                   --
any of Bank's security interests;

         (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on
equipment when acquired, if the Lien is confined to the property and
                         --
improvements and the proceeds of the equipment;

     (d) Leases or subleases and non-exclusive licenses or non-exclusive sublicenses granted in the ordinary course of Borrower's business, if the
                                                                   --
leases, subleases, licenses and sublicenses permit granting Bank a security interest; and

     (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension,
                                                            ---
renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

     "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "Prepayment Fee" is a fee on any portion of the Obligations with a fixed interest rate (the "Fixed Obligations") paid before the payment due date. "Base Interest Rate" means Bank's initial cost of funding the Fixed Obligations. The Prepayment Fee is calculated as follows: First, Bank determines a "Current Market Rate" based on what the Bank would receive if it loaned the remaining amount on the prepayment date in a wholesale funding market matching maturity, remaining principal and interest amounts and principal and interest payment dates (the aggregate payments received are the "Current Market Rate Amount"). Bank may select any wholesale funding market rate as the Current Market Rate. Second, Bank will take the prepayment amount and calculate the present value of each remaining principal and interest payment which, without prepayment, the Bank would have received during the term of the Fixed Obligations using the Base Interest Rate. The sum of the present value calculations is the "Mark to Market Amount." Third, the Bank will subtract the Current Market Rate Amount from the Mark to Market Amount. Any amount greater than zero is the Prepayment Fee.

     "Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

     "Quick Assets" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of less than 12 months determined according to GAAP.

     "Responsible Officer" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

     "Revolving Maturity Date" is December ___, 2003.

     "Schedule" is any attached schedule of exceptions.

     "Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

     "Subsidiary" is for any Person, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person, and unless otherwise specifically indicated herein, reference to "Subsidiary" shall mean and refer to a "Subsidiary" of Borrower.

     "Tangible Net Worth" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) any amounts
                              -----
attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities plus Subordinated Debt.
                              ---

     "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

     "Trademarks" are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                             BORROWER:

                                             LANTRONIX, INC.


                                             By: _______________________________

                                             Title: ____________________________


                                             UNITED STATES SOFTWARE CORPORATION


                                             By: _______________________________

                                             Title: ____________________________


                                             LIGHTWAVE COMMUNICATION, INC.


                                             By: _______________________________

                                             Title: ____________________________


                                             SYNERGETIC MICRO SYSTEMS, INC.


                                             By: _______________________________

                                             Title: ____________________________


                                             BANK:

                                             SILICON VALLEY BANK

                                                By: ____________________________

                                                Title: _________________________

                                    EXHIBIT A
                                    ---------

     The Collateral consists of all of Borrower's right, title and interest in and to all of Borrower's personal property, including without limitation the following:

     All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

     All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

     All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter-of-credit rights, commercial tort claims, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing; and

     All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B
                                    ---------

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
             DEADLINE FOR SAME DAY PROCESSING IS 12:00 P.M., P.S.T.

TO:  CENTRAL CLIENT SERVICE DIVISION                          DATE:
FAX#:  (408) 496-2426                                         TIME:

--------------------------------------------------------------------------------
FROM: __________________________________________________________________________
                               CLIENT NAME (BORROWER)

REQUESTED BY: __________________________________________________________________
                              AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE: __________________________________________________________

PHONE NUMBER: __________________________________________________________________

FROM ACCOUNT # ________________  TO ACCOUNT # __________________________________

REQUESTED TRANSACTION TYPE              REQUEST DOLLAR AMOUNT
--------------------------              ---------------------

PRINCIPAL INCREASE (ADVANCE)            $_______________________________________

PRINCIPAL PAYMENT (ONLY)                $_______________________________________

INTEREST PAYMENT (ONLY)                 $_______________________________________

PRINCIPAL AND INTEREST (PAYMENT)        $_______________________________________

OTHER INSTRUCTIONS: ____________________________________________________________

________________________________________________________________________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  BANK USE ONLY

TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

________________________________________     ___________________________________
          Authorized Requester                            Phone #

________________________________________     ___________________________________
           Received By (Bank)                             Phone #


                  _____________________________________________
                           Authorized Signature (Bank)

--------------------------------------------------------------------------------

                                    EXHIBIT C

                                   [Reserved]

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:     SILICON VALLEY BANK

FROM:   LANTRONIX, INC.

     The undersigned authorized officer of LANTRONIX, INC. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and
(ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined on an ongoing basis and not just as of the date this certificate is delivered.

           Please indicate compliance status by circling Yes/No under
                               "Complies" column.

     Reporting Covenant                   Required                                     Complies
     ------------------                   --------                                     --------
     Compliance Certificate               Monthly within 30 days (when borrowing)      Yes     No
     10-Q, 10-K with
       consolidating statements           Within 5 days after filing with SEC          Yes     No

     Financial Covenant                   Required                  Actual             Complies
     ------------------                   --------                  ------             --------

     Maintain on a Quarterly Basis:
       Minimum Quick Ratio                1.75:1.0                  _____:1.0          Yes     No
       Profitability                      $1.00                     $________          Yes     No


                                                       -------------------------------------------------
Comments Regarding Exceptions:  See Attached.                            BANK USE ONLY

                                                       Received by: __________________________________
Sincerely,                                                               AUTHORIZED SIGNER

______________________________________________         Date: _________________________________________
SIGNATURE
                                                       Verified: _____________________________________
______________________________________________                           AUTHORIZED SIGNER
TITLE
                                                       Date: _________________________________________
______________________________________________
DATE                                                   Compliance Status:                  Yes     No
                                                       -------------------------------------------------


                               Exhibit E- Schedule

5.1 - Litigation
----------------

Lantronix is a defendant in a patent infringement suit filed by Digi, International, a Lantronix competitor.

Lantronix is also among the list of defendants in a 1996 patent infringement suit filed by Datapoint, Inc. Other defendants include Intel, Cisco, Dayna, Sun Microsystems, IBM and NBASE. The case was heard in New York, with the court issuing a verdict of non-infringement (unpublished opinion). The plaintiff appealed to the Court of Appeals for the Federal Circuit, which heard oral arguments in the appeal on December 3, 2001.Lantronix has been represented by counsel for NBASE under an indemnification agreement.

5.7 - Subsidiaries
------------------

Lantronix has the following subsidiaries:

Lantronix International A.G., including its subsidiaries:
 - Lantronix Networking Solutions Asia Pacific Pte Ltd (Singapore)
 - Lantronix Australia Pty Ltd.
 - Lantronix UK Ltd.
 - Lantronix France SARL
 - Lantronix Iberica S.L. (Spain)
 - Lantronix Netherlands B.V.

Lantronix International Inc. (Foreign Sales Corp.)

Lantronix Deutschland GmbH

Lantronix Europe GmbH and its subsidiary, Acola Kommunikation + LAN-Tecknik GmbH

United States Software Corp.

Lightwave Communication, Inc.

Synergetic Micro Systems, Inc.

Premise Systems (acquisition expected to close in January, 2002)